UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report April 20,  2012

(Date of earliest event reported: April 19, 2012)

CELLCEUTIX CORPORATION

Nevada	30-0565645

(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

100 Cumming Center, Suite 151-B

Beverly, MA  01915

 (Address of principal executive offices and zip code)

(978)-633-3623

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In April 2012, Cellceutix was advised that the Bankruptcy Court Trustee for Formatech, Inc. had filed a notice of intended sale of 184,375 shares of non-registered restricted common shares of Cellceutix held by Formatech.  Cellceutix is filing an objection to this sale with the United States Bankruptcy Court.  Cellceutix believes these shares were not earned by Formatech and were received by Formatech under  fraudulent pretense. Consequently we are requesting the return of the shares to Cellceutix.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 20, 2012

CELLCEUTIX CORPORATION

By:	/s/ Leo Ehrlich
Chief Executive Officer